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                                                                   EXHIBIT 10.11

                      EQUIPMENT LOAN AND SECURITY AGREEMENT

      THIS EQUIPMENT LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of October 1, 2002 (the "Closing Date"), by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), and SCS FINANCE I, L.P, a Delaware limited partnership ("Borrower").

                                   AGREEMENT:

      In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

      1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

      "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls," "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

      "Affiliated Borrower" means SCS Finance II, L.P., a Delaware limited partnership.

      "Affiliated Borrower Loan Agreements" means, collectively, the Loan Agreement and Equipment Loan and Security Agreement, both dated as of the date of this Agreement, between Lender and an Affiliated Borrower pursuant to which Lender is making mortgage and equipment loans to the Affiliated Borrower, as the same may be supplemented and amended from time to time.

      "Affiliated Borrower Loan Document" or "Affiliated Borrower Loan Documents" means, individually or collectively, as the context may require, the Affiliated Borrower Loan Agreements, the notes, deeds of trust or mortgages, environmental indemnity agreements, and other documents or instruments contemplated by the Affiliated Borrower Loan Agreements, all as amended and supplemented from time to time.

      "Borrower Parties" means, collectively, Borrower and any guarantors of the Equipment Loan now or in the future (including, in each case, any predecessors-in-interest).

      "Business Day" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

      "Change of Control" means a change in control of any of the Borrower Parties occurring as a result of: (i) any merger or consolidation by any of the Borrower Parties, as applicable, with or into any other entity other than another entity controlled by Alon Israel Oil Company Ltd. or any successor in interest thereto; or (ii) if any "Person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in
Section 13(d) of the Exchange Act, who, subsequent to the Closing, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of any of the Borrower Parties, as applicable, representing 50% or more of the combined voting power of that Borrower Party's then outstanding securities (other than indirectly as a result of the redemption by any of the Borrower Parties, as applicable, of its securities) including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions; provided, however, that if no Event of Default, or events or circumstances which with the giving of notice or passage of time will result in an Event of Default, then exists, then no Change in Control of any of the Borrower Parties shall be deemed to have occurred if immediately following the event that would otherwise cause that Change in Control: (i) Lessee has an aggregate amount of partners' capital equal to or greater than the aggregate amount of the partners' capital of Lessee, as determined in accordance with GAAP immediately prior to that event and the Corporate Fixed Charged Coverage Ratio (as defined in the Master Lease) of Lessee determined for the last twelve full months occurring prior to that event is at least 1.5:1; or (ii) the rating agency then rating the

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debt of Guarantor has confirmed that the credit rating of Guarantor is no lower than its credit rating immediately prior to that event; and provided, further, no event that would otherwise be deemed to be a Change in Control hereunder as a result of any merger or consolidation of, or the transfer of the voting stock or other voting ownership interests in, Alon Israel Oil Company Ltd. shall be deemed to be a Change in Control under this Agreement or any other Loan Document. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any of the Borrower Parties, as applicable.

      "Closing" means the disbursement of the Equipment Loan Amount as contemplated by this Agreement.

      "Code" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

      "Confidential Information" means, except as otherwise contemplated by
Section 13.R, any proprietary or confidential or nonpublic information relating to Borrower and Lessee which is provided by Borrower or Lessee to Lender, provided that such information is confidential and is identified thereon as being confidential.

      "Default Rate" has the meaning set forth in the Equipment Note.

      "Equipment" means the furniture, machinery, equipment, trade fixtures, appliances, gas pumps and canopies and other tangible personal property (but excluding inventory) now or hereafter located on the Premises and all income therefrom and all proceeds thereof.

      "Equipment Loan" or "Equipment Loans" means, individually or collectively, as the context may require, the equipment loan for each Premises, or the equipment loans for more than one or all of the Premises, described in Section 2.

      "Equipment Loan Amount" or "Equipment Loan Amounts" means, individually or collectively, as the context may require, the aggregate amount set forth in
Section 2 or, with respect to each Premises, the individual amount set forth on Exhibit A.

      "Equipment Note" or "Equipment Notes" means, individually or collectively, as the context may require, the equipment promissory note dated as of the Closing Date executed by Borrower in favor of Lender, evidencing an Equipment Loans with respect to a Premises or the equipment promissory notes dated as of the date of this Agreement to be executed by Borrower in favor of Lender evidencing the Equipment Loan with respect to all of the Premises, as the same may be amended, restated and/or substituted from time to time. An Equipment Note will be executed for each Premises in the Equipment Loan Amount corresponding to such Premises as set forth on Exhibit A.

      "Event of Default" has the meaning set forth in Section 9.

      "Fee" means an underwriting, valuation and processing fee equal to 1% of the amount of the Equipment Loan.

      "Fee Equipment" means Borrower's interest in "Personal Property" as defined in the Mortgage Loan Agreement.

      "Fee Property" or "Fee Properties" means, as the context may require, one or more of the "Premises" as defined in the Mortgage Loan Agreement.

      "GAAP" means generally accepted accounting principles consistently applied and in effect in the United States of America from time to time.

      "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Equipment or any of the Borrower Parties.

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      "Guarantor" means Alon USA, Inc., a Delaware corporation, and its successors.

      "Guaranty" means the unconditional guaranty of payment and performance dated as of the date of this Agreement executed by Guarantor for the benefit of Borrower with respect to the Master Lease.

      "Lender Entities" means, collectively, Lender (including any predecessor-in-interest to Lender) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender).

      "Lessee" means Southwest Convenience Stores, LLC, a Texas limited liability company, and its successors and assigns.

      "Lessee Parties" means, collectively, Lessee and any guarantors of the Master Lease now or in the future (including, in each case, any predecessors-in-interest, as applicable).

      "Loan Documents" means, collectively, this Agreement, the Equipment Notes, the UCC-1 Financing Statements, the Master Lease and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

      "Loan Pool" means:

      (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

      (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and

      (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

      "Master Lease" means the master lease agreement between Borrower and Lessee, of even date herewith, pursuant to which Borrower leases to Lessee all of the Equipment and the Fee Properties.

      "Material Adverse Effect" means a material adverse effect on (i) all of the Equipment subject to the security interest granted hereby, including without limitation, the use of the Equipment in the operation of a Permitted Concept, or
(ii) Borrower's ability to perform its obligations under the Loan Documents.

      "Mortgage Loan" means the mortgage loan from Lender to Borrower evidenced by the Mortgage Loan Documents.

      "Mortgage Loan Agreement" means that certain Loan Agreement dated as of the date of this Agreement between Borrower and Lender with respect to the mortgage loans to be made by Lender to Borrower and secured by a first priority lien on each Fee Property and the Fee Equipment located thereon, as the same may be amended and supplemented from time to time.

      "Mortgage Loan Document" or "Mortgage Loan Documents" mean, individually or collectively, as the context may require, the "Loan Document" or a "Loan Documents" as defined in the Mortgage Loan Agreement.

      "Obligations" has the meaning set forth in Section 4 hereof.

      "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Borrower Parties, Affiliated Borrower, and/or any other Affiliate of any of the Borrower Parties (including any Affiliate of any predecessor in interest to any of the Borrower Parties), and, or for the benefit of, (2) any of the Lender Entities, including, without limitation, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents, Mortgage Loan

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Documents, the Affiliated Borrower Loan Documents, or any agreements or instruments between, among or by (a) Lessee and/or any guarantor, and, or for the benefit of (b) and of the Lender Entities.

      "Participation" means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

      "Permitted Concept" means the operation of each Premises as a recognized, regionally or nationally branded convenience store or convenience store brand used by Lessee for substantially all of its stores, with facilities for the sale of gasoline, which sells gasoline under the brand name "Fina" (or any variant thereof or successor brand thereto) or under any other national or brand name for gasoline having a similar or greater name recognition in the market area in which the Premises are located or any other brand to which Lender consents, in Lender's reasonable discretion.

      "Permitted Exceptions" means (i) liens or encumbrances created by, through or under the Lender or any Person claiming by or through Lender, (ii) liens or encumbrances for taxes, assessments or other governmental charges either not yet due or being contested by Borrower or Lessee in accordance with the Loan Documents, or the Lease, (iii) inchoate materialmen's, mechanic's, workmen's, repairmen's or other like liens arising in the ordinary course of business and for amounts the payment of which is either not yet due or being contested by Borrower or Lessee in good faith with due diligence by appropriate proceedings (and for the payment of which adequate reserves have been provided or for which performance or similar bond has been issued), if the nonpayment of such amount does not involve any material danger of sale, forfeiture or loss of any part of the Equipment, title thereto or any interest therein, and (iv) the Master Lease.

      "Permitted Recipients" means, collectively, Lender, its respective successors and assigns, the authorized employees, agents and representatives, lenders, purchasers, transferees, assignees, servicers, participants, investors, analysts, attorneys and advisors of Lender and their respective successors and assigns, and Governmental Authorities with regulatory authority over Lender and selected rating agencies with a need to know.

      "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

      "Premises" means the parcel or parcels of real estate where the Equipment is located, more particularly described in Exhibit A attached hereto, which are each leased to Lessee pursuant to a Premises Lease.

      "Premises Lease" or "Premises Leases" means, as the context may require, one or more leases between Lessee, as lessee, and an owner of the fee simple interest in one or more Premises (or, in either case, a success-in-interest) in accordance with which Lessee has the right to operate a Permitted Concept at such Premises.

      "Related Lease" means the master lease, dated as of the date of this Agreement, between the Affiliated Borrower, as lessor, and Lessee, as lessee, as the same may be amended and supplemented from time to time. The Related Lease provides for the lease of certain real property and equipment owned by the Affiliated Borrower.

      "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

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      "Substitute Equipment" means equipment substituted for Equipment in accordance with the requirements of Section 12 hereof.

      "Substitute Premises" means one or more parcels of real property where Substitute Equipment is located thereon (whether or not affixed to such real property). For purposes of clarity, where two or more parcels of real property comprise a Substitute Premises, such parcels shall be aggregated and deemed to constitute the Substitute Premises for all purposes of this Agreement

      "Terrorism Laws" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

      "Transfer" means one or more sales, transfers or assignments by Lender or any of the other Lender Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

      "UCC" means, with respect to each Premises, the Uniform Commercial Code as in effect in the state in which such Premises is located.

      "UCC-1 Financing Statements" means such UCC-1 Financing Statements as Lender shall file with respect to the transactions contemplated by this Agreement.

      2. TRANSACTION. On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Equipment Loans to Borrower. The Equipment Loans will be evidenced by the Equipment Notes and secured by this Agreement and the UCC-1 Financing Statements. Borrower shall repay, and may prepay (subject to the terms of the Note) the outstanding principal amount of the Equipment Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Equipment Notes and the other Loan Documents. The aggregate Equipment Loan Amount shall be $6,252,000.00. The Equipment Loans shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. The Equipment shall be leased to the Lessee pursuant to the Master Lease and, at Closing, Borrower shall (A) assign the Master Lease to Lender pursuant to the Mortgage Loan Documents and (B) grant Lender a security interest in the Master Lease pursuant to this Agreement.

      3. CLOSING CONDITIONS. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

      A. Title. Title to the Equipment shall be vested in Borrower, free of all liens, encumbrances, restrictions, encroachments and easements, except Permitted Exceptions and the liens or encumbrances created by this Agreement, the Master Lease and the UCC-1 Financing Statements. Upon Closing, Lender will obtain a valid and perfected first priority lien upon and security interest in the Equipment.

      B. Compliance With Representations, Warranties and Covenants. No event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents, the Mortgage Loan Documents, the Affiliated Borrower Loan Documents or any other agreement between or among Lender, any of the Borrower Parties or any other party to any other agreement affecting the Premises pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Borrower or discovered by Lender which has had or

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would be reasonably likely to have a material adverse effect on the Premises, the Equipment, any of the Borrower Parties.

      C. Proof of Insurance. Borrower shall have delivered to Lender certificates of insurance and copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to Lender are in full force and effect.

      D. Fee and Closing Costs. Borrower shall have paid the Fee to Lender and shall have paid all costs of the transaction described in this Agreement, including, without limitation, UCC search and litigation search charges, the attorneys' fees of Borrower, reasonable attorneys' fees and expenses of Lender, Lender's reasonable Equipment inspection costs and fees, stamp taxes, mortgage taxes, transfer fees, and escrow, filing and recording fees (including preparation, filing and recording fees for UCC continuation statements).

      E. Evidence of Ownership and Authority. Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the Equipment is owned by Borrower free and clear of all liens and encumbrances, which evidence shall include, without limitation, certified UCC financing statement searches and, to the extent the Equipment Loan is purchase money financing, invoices and/or bills of sale from the vendors of the Equipment. Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the Closing Documents have been duly authorized, executed and delivered on behalf of the Borrower Parties.

      F. Closing Documents. At or prior to the Closing Date, Lender and/or Borrower, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Lender, or as Lender may otherwise direct, the Loan Documents and such other documents, payments, instruments and certificates, as Lender may require in form acceptable to Lender.

      G. Other Closings. The Mortgage Loan and those loans contemplated by the Affiliated Borrower Loan Documents shall have closed simultaneously with the closing of the Equipment Loans.

      H. Inspection of Equipment. Lender shall have inspected and approved the Equipment.

      I. Master Lease. Borrower and Lessee shall have executed and delivered the Master Lease and a memorandum of master lease in recordable form for each of the Fee Properties and the Equipment located on the Premises (the "Memoranda"). The Master Lease and the Memoranda shall be in form and substance satisfactory to Lender. Lessee shall have delivered to Borrower an executed Guaranty with respect to the Master Lease.

      J. Leases; Landlord's Agreements. Borrower shall have delivered to Lender copies of each of the Premises Leases in effect for a Premises, which Premises Leases shall be in a form and substance acceptable to Lender. Each landlord under a Premises Lease shall have executed and delivered an executed Landlord's Agreement regarding Equipment, in a form approved by Lender, evidencing that the Equipment is not subject to any Landlord's Lien, superior to the lien of this Agreement, pursuant to such Premises Lease.

      Upon fulfillment or waiver of all of the above conditions, this transaction shall close in accordance with the terms and conditions of this Agreement.

      4. SECURITY INTEREST CREATED; OBLIGATIONS SECURED. A. To secure the payment of the Obligations (as defined below), Borrower hereby grants to Lender a security interest in the Equipment and the Master Lease.

      B. This Agreement secures the following indebtedness and obligations (the "Obligations"): (1) payment of indebtedness evidenced by the Equipment Notes, together with all extensions, renewals, amendments and modifications thereof; and (2) payment of all other indebtedness and other sums, including interest at the applicable rate, which may be owed under, and performance of all other obligations and covenants contained in, any other Loan Document, Mortgage Loan Document, Affiliated Borrower Loan Document or any Other Agreement, together with any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby or thereby.

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      C. Borrower authorizes Lender to file financing statements with respect to the security interest of Lender, continuation statements with respect thereto, and any amendments to such financing statements which may be necessitated by reason of any of the changes described in Section 6.C. Borrower agrees that, notwithstanding any provision in the UCC to the contrary, Borrower shall not file a termination statement of any financing statement filed by Lender in connection with any security interest granted under this Agreement if Lender reasonably objects to the filing of such termination statement.

      D. Lender at all times shall have a perfected security interest in the Equipment that shall be prior to any other interests therein. Borrower shall do all acts and things, shall execute and file all instruments (including security agreements, UCC financing statements, continuation statements, etc.) reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the Equipment, and shall promptly on demand pay all costs and expenses of (1) filing and recording, including the costs of any searches deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and (2) all other claims and charges that in the reasonable opinion of Lender might prejudice, imperil or otherwise affect the Equipment or security interest therein of Lender if not promptly paid. Borrower agrees that a carbon, photographic or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement. Lender is hereby irrevocably appointed Borrower's attorney-in-fact to take any of the foregoing actions requested of Borrower by Lender if Borrower should fail to take such actions, which appointment shall be deemed coupled with an interest.

      5. REPRESENTATIONS AND WARRANTIES OF BORROWER. The representations and warranties of Borrower contained in this Section are being made by Borrower as of the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Borrower represents and warrants to Lender as follows:

      A. Financial Information. Borrower has delivered to Lender certain financial statements and other information concerning the Borrower Parties in connection with the transaction described in this Agreement (collectively, the "Financial Information"). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lender. Borrower understands that Lender is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Borrower Parties and/or the Equipment as reflected in the Financial Information which has not been disclosed in writing to Lender or has had that could reasonably be expected to result in, a Material Adverse Effect.

      B. Organization and Authority. Each of the Borrower Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, Borrower is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in the state(s) where the Equipment is located, and each of the Borrower Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified could reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do. Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," "foreign estate" or "foreign person" (as those terms are defined by the Internal Revenue Code of 1986, as amended). Borrower's U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Borrower Parties or Lessee, and no individual or entity owning directly or indirectly any interest in any of the Borrower Parties, is an individual or entity whose property or interests are subject to being "blocked" under any of the Terrorism Laws or who is otherwise in violation of any of the Terrorism Laws.

      C. Enforceability of Documents. Upon execution by the Borrower Parties, this Agreement and the other Loan Documents to which Borrower is a party shall constitute the legal, valid and binding obligations of the

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Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, fraudulent transfer, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

      D. Litigation. There are no suits, actions, proceedings or investigations pending, or to its actual knowledge, threatened against or involving the Borrower Parties, the Equipment or the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect.

      E. Absence of Breaches or Defaults; Compliance with Laws. The Borrower Parties are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which any of the Borrower Parties is a party or by which any of the Borrower Parties, the Premises, the Equipment or any of the property of any of the Borrower Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower Parties will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. The Equipment is not subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party other than the Lease. The Equipment is in compliance with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Equipment, and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties, except for such noncompliance which has not had, and could not reasonably be expected to result in, a Material Adverse Effect.

      F. Licenses and Permits. All required licenses and permits, both governmental and private, to use and operate the Equipment and to use and operate the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and could not reasonably be expected to result in, a Material Adverse Effect.

      G. Condition of Equipment. The Equipment is in good condition and repair and well maintained, ordinary wear and tear excepted, and is fully operational.

      H. Title to Equipment; First Priority Lien. Borrower owns the Equipment, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever except Permitted Exceptions. Upon Closing (i) Borrower shall lease the Equipment to Lessee pursuant to the Master Lease, and (ii) Lender shall have a first priority lien upon and security interest in the Equipment pursuant to this Agreement and the UCC-1 Financing Statements.

      I. Nonconsolidation. (1) Borrower maintains correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Borrower has disclosed the nature of the transaction contemplated by the Loan Documents and Borrower's independent status to its creditors. The Equipment, the Fee Properties, the Fee Equipment and related property represent all of the assets owned or leased by Borrower as of the date hereof, and Borrower has not commingled its assets and its liabilities with those of any other Person.

      (2) Borrower maintains its own checking account or accounts with commercial banking institutions separate from other Persons.

      (3) To the extent that Borrower shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees have been fairly and nonarbitrarily allocated among such Persons, with the result that each such Person bears its fair share of the salary and benefit costs associated with all such common employees.

SCS Finance I
Equipment Loan

      (4) To the extent that Borrower jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing are, and at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person bears its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing are fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of such costs.

      (5) To the extent that Borrower or other Persons have offices in the same location, there is a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person bears its fair share of such expenses.

      (6) Borrower has not incurred any indebtedness, secured or unsecured, direct or indirect, absolute or contingent, including, without limitation, liability for the debts of any other Person (and Borrower has not held itself out as being liable for the debts of any other Person), other than the Equipment Loans, Mortgage Loan, trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. Borrower is not a guarantor of any obligation.

      (7) Borrower is not presently a party to a pledge of its assets for the benefit of other Persons. Borrower has not made any loans or advances to any third party (including any Affiliate or constituent party of Borrower).

      (8) Borrower has conducted its affairs strictly in accordance with its organizational documents including Borrower's corporate managing member's organizational documents and has observed all necessary, appropriate and customary formalities.

      (9) Borrower does not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person.

      (10) Borrower (a) is solvent, (b) is able to pay its obligations as they become due and (c) is not and shall not be engaged in any business or transaction for which its remaining capital is or may be unreasonably small.

      (11) Borrower has no actual intent to hinder, delay or defraud creditors in connection with any of the transactions contemplated herein or intent to incur (or belief that it is incurring) debts beyond its ability to pay the same as they mature.

      (12) Borrower has not, as to itself or as to other Persons, (a) commenced any case, proceeding or other action under any applicable law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts or other Persons or their debts or (b) sought appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or any substantial part of its or other Person's assets or made a general assignment for the benefit of Borrower's creditors.

      6. COVENANTS. Borrower covenants to Lender from and after the Closing Date and until all of the Obligations are satisfied in full, as follows:

      A. Payment of the Equipment Notes. Borrower shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due with respect to the Equipment Notes and the other Loan Documents in accordance with the Equipment Notes and the other Loan Documents.

      B. Title. Borrower shall own the Equipment (whether acquired prior to or after the date hereof), free and clear of all liens, encumbrances, charges and other exceptions to title except those in favor of Lender and Lessee's rights

SCS Finance I
Equipment Loan
pursuant to the Master Lease and other Permitted Exceptions. Lender shall have a valid first lien upon and security interest in the Equipment pursuant to this Agreement and the UCC-1 Financing Statements.

      C. Organization and Status; Preservation of Existence. Each of the Borrower Parties (other than individuals), as applicable, shall be validly existing and in good standing under the laws of its state of incorporation or formation and qualified as a foreign corporation, partnership or limited liability company to do business in the state(s) where the Equipment is located and any other jurisdiction where the failure to be qualified could reasonably be expected to result in a Material Adverse Effect. Borrower shall preserve its current form of organization and shall not change its legal name, its state of formation, nor, in one transaction or a series of related transactions, merge with or into, or consolidate with, any other entity without providing, in each case, Lender with 30 days' prior written notice and obtaining Lender's prior written consent (to the extent such consent is required under Section 7 of this Agreement).

      D. Licenses and Permits; Compliance With Laws. All required licenses and permits, both governmental and private, to use and operate the Equipment and to use and operate the Premises as a Permitted Concept shall be maintained in full force and effect.

      E. Financial Statements. Within 45 days after the end of the first three fiscal quarters and within 120 days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender (a) complete financial statements of the Borrower Parties including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; (b) income statements for the business at each of the Premises; and
(c) such other financial information as Lender may reasonably request in order to establish compliance with the financial covenants in the Loan Documents. All such financial statements and information shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete by Borrower (or the Treasurer or other appropriate officer of Borrower). Borrower understands that Lender is relying upon such financial statements and Borrower represents that such reliance is reasonable. The financial statements delivered to Lender need not be audited, but Borrower shall deliver to Lender copies of any audited financial statements of Borrower which may be prepared, as soon as they are available. Borrower shall also cause to be delivered to Lender copies of any financial statements required to be delivered to Borrower by Lessee pursuant to the Master Lease.

      F. Inspections. Borrower shall, during normal business hours on two Business Days' prior telephonic notice (or at any time in the event of an emergency or if an Event of Default has occurred and is continuing), (1) provide Lender and Lender's officers, employees, agents and advisors with access to the Equipment and all files, correspondence and documents relating to the Equipment (including, without limitation, any of the foregoing information stored in any computer files), and (2) allow such persons to make such inspections, tests, copies, and verifications as Lender reasonably requests.

      G. Removal of Equipment. Except for purposes of replacement with like property of equal or greater value and repair or refurbishment in the ordinary course of business, Borrower shall not remove or allow to be removed from the Premises the Equipment, or any part thereof, without the prior written consent of Lender other than de minimus amounts of equipment not required or necessary to the conduct of the business of Lessee at the Premises. Borrower shall promptly give written notice to Lender of any substantial change in the character of the business conducted on the Premises and of the cessation of all or any part thereof and of any loss or damage by fire or other casualty to any substantial part of the Equipment.

      H. No Additional Encumbrances. Borrower shall remain the owner of the Equipment (whether acquired prior to or after the date hereof) free from any lien security interest or encumbrance except those in favor of Lender and those arising under the Master Lease, and Borrower shall not execute or permit the filing of any financing statement thereon other than other than the UCC-1 Financing Statements (and any financing statement contemplated by the Mortgage Loan Agreement). Borrower shall defend the Equipment against all claims and demands of all persons other than Lender. Borrower shall not permit any action to be taken which would adversely affect the value of the Equipment or which would encumber, cloud or adversely effect in any manner Borrower's title or interest therein other than as contemplated by the Loan Documents.

SCS Finance I
Equipment Loan

      I. Maintenance and Repair. Borrower shall at all times keep and maintain the Equipment in good order, repair and condition, ordinary wear and tear excepted, and will promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair and shall be necessary to the operation of the Premises or, if supplies, be consumed in the normal course of Borrower's or Lessee's business operations. Lender shall have a lien on and security interest in all replacements and all replacements of Equipment shall be free of any other lien, security interest or encumbrance of any nature, including any purchase money lien or security interest except Permitted Exceptions. Borrower shall not transfer or permit any transfer of any part of the Equipment to be made or any interest therein to be created by way of a sale (except as permitted below), by way of a grant of a security interest, or by way of a levy or other judicial process. Borrower may sell or dispose of only that part of the Equipment that Borrower will replace, and the proceeds from such sale and disposition must be invested in replacement property of like kind and of equal or greater value.

      J. Notices. Borrower shall promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Equipment and of any threatened or filed claims or proceedings that might in any way affect or impair any of the Equipment.

      K. Insurance. Borrower shall obtain and maintain (or cause Lessee to obtain and maintain) in force insurance policies, naming Lender as sole loss payee and as additional insured, covering losses or damage to the Equipment due to fire (with extended coverage), theft, physical damage and such other risks as Lender may from time to time reasonably require, which insurance shall insure the Equipment for its full replacement cost. Lender is hereby irrevocably appointed Borrower's attorney-in-fact to endorse any check or draft that may be payable to Borrower, alone or jointly with other payees, so that Lender may collect the proceeds payable for any loss under such insurance, which appointment shall be deemed coupled with an interest. The proceeds of such insurance, less any costs and expenses incurred or paid by Lender in the collection thereof, shall be applied, at the option of Lender, either toward the cost of repair or replacement of the items damaged or destroyed or on account of any sums secured by this Agreement, whether or not then due or payable.

      L. Actions by Lender. (1) Borrower agrees that Lender may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are the responsibility of Borrower under the Loan Documents if Borrower fails to timely pay, perform or discharge the same, and all amounts expended by Lender in so doing or in respect of or in connection with the Equipment shall become part of the obligations secured by the Loan Documents and shall be immediately due and payable by Borrower to Lender upon demand therefor and shall bear interest at the Default Rate.

      (2) Borrower agrees that the Loan Documents shall remain in full effect, without waiver or surrender of any of Lender's rights thereunder, notwithstanding the occurrence of any one or more of the following: (a) extension of the time of payment of the whole or any part of any Equipment Note;
(b) any change in the terms and conditions of one or more Equipment Notes; (c) substitution of any other evidence of indebtedness for one or more Equipment Notes; (d) acceptance by Lender of any collateral or security of any kind for the payment of one or more Equipment Notes; (e) surrender, release, exchange or alteration of any Equipment, collateral or other security, either in whole or in part; or (f) release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of Lender against Borrower or of any claim of Lender against any guarantor or other party secondarily or additionally liable for the payment of an Equipment Note.

      M. Lost Note. Borrower shall, if an Equipment Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to Lender, upon receipt from Lender of an affidavit and indemnity in a form reasonably acceptable to Lender and Borrower stipulating that such Equipment Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as the Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Borrower shall provide fifteen (15) days' prior notice to Lender before making any payments to third parties in connection with a Lost Note.

      N. Affiliate Transactions. Unless otherwise approved by Lender, all transactions between Borrower and any of its Affiliates shall be on terms substantially as advantageous to Borrower as those which could be obtained by Borrower in a comparable arm's length transaction with a non-Affiliate of Borrower.

SCS Finance I
Equipment Loan

      O. Nonconsolidation. (1) Borrower shall at all times maintain correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Borrower shall disclose the nature of the transaction contemplated by the Loan Documents and Borrower's independent status to its creditors. Borrower shall not own or lease any assets other than the Fee Properties, Fee Equipment, the Equipment and related property or its rights under the Master Lease and any insurance policies, nor engage in any business other than owning and leasing the Fee Properties, Fee Equipment, Equipment and related property, including financing the Fee Properties, Fee Equipment and Equipment with Lender. Borrower shall not commingle its assets and its liabilities with those of any other Person.

      (2) Borrower shall maintain its own checking account or accounts with commercial banking institutions separate from other Persons.

      (3) To the extent that Borrower shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees, at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of the salary and benefit costs associated with all such common employees.

      (4) To the extent that Borrower jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person shall bear its fair share of such costs. All transactions between Borrower and other Persons shall be only on an arm's-length basis.

      (5) To the extent that Borrower or other Persons have offices in the same location, there shall be a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person shall bear its fair share of such expenses.

      (6) Borrower shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation or assuming liability for the debts of any other Person and Borrower will not hold itself out as being liable for the debts of any other Person), other than the Equipment Loans, the Mortgage Loan, trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Loans may be secured (subordinate or pari passu) by the Premises or any portion thereof.

      (7) Borrower shall not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

      (8) Except as contemplated by the Loan Documents or the Mortgage Loan Documents, Borrower shall not pledge, grant any security interest in, hypothecate or otherwise encumber its assets for the benefit of any other Persons.

      (9) Borrower shall issue separate financial statements prepared not less frequently than annually and prepared according to GAAP.

      (10) Borrower shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations.

      (11) Borrower shall conduct its affairs strictly in accordance with its organizational documents, including Borrower's corporate general partner's organizational documents and shall observe all necessary,

SCS Finance I
Equipment Loan
appropriate and customary formalities. The books, records and accounts of Borrower shall at all times be maintained in a manner permitting the assets and liabilities of Borrower to be easily separated and readily ascertained from those of any other Person and Borrower shall file its own tax returns if it is required to file tax returns.

      (12) Borrower shall not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person. Borrower shall maintain and utilize separate stationery, invoices and checks.

      (13) Borrower shall not make any loans or advances to any third party (including any Affiliate of Borrower or constituent party of Borrower).

      (14) Borrower shall not, as to itself or as to other Persons, (a) commence any case, proceeding or other action under any applicable law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts or other Persons or their debts or (b) seek appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or any substantial part of its or other Person's assets or make a general assignment for the benefit of Borrower's creditors. Borrower shall not take any action in furtherance of, or indicating its consents to, approval of or acquiescence in, any of the acts set forth above. Borrower shall not be unable to, or admit in writing its inability to, pay its debts.

      P. Lease Modifications. Neither the Master Lease nor the Guaranty shall be amended, modified, terminated, cancelled or surrendered.

      Q. Compliance Certificates. Within 60 days after the end of each fiscal year of Borrower, Borrower shall deliver a compliance certificate to Lender in a form to be provided by Lender in order to establish that Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.

      7. PROHIBITION ON CHANGE OF CONTROL, PLEDGE AND PROHIBITED TRANSACTION. Without limiting the terms and conditions of Section 6.G and 6.I, Borrower agrees that, from and after the Closing Date and until all of the Obligations are satisfied in full, without the prior written consent of Lender: (1) no Change of Control shall occur; and (2) no Prohibited Transaction (as defined below) shall occur. In addition, no interest in any of the Borrower Parties, or in any individual or person owning directly or indirectly any interest in any of the Borrower Parties, shall be knowingly transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the Terrorism Laws and/or who is in violation of any of the Terrorism Laws. Lender's consent to a Change of Control and/or Prohibited Transaction shall be subject to the satisfaction of such conditions as Lender shall determine in its sole discretion, including, without limitation, (i) the execution and delivery of such modifications to the terms of the Loan Documents as Lender shall reasonably request, (ii) the proposed Change of Control and/or Pledge having been approved by each of the rating agencies which have issued ratings in connection with any Securitization of the Loans as well as any other rating agency selected by Lender, and (iii) the proposed successor to Borrower in any transaction resulting in a Change of Control having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications requested by Lender pursuant to clause (i) above). In addition, any such consent shall be conditioned upon payment by Borrower to Lender of (x) a fee equal to one percent (1%) of the then outstanding aggregate principal balance of the Equipment Notes and (y) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys' fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon a Change of Control or Prohibited Transaction in violation of this Section. The provisions of this Section shall apply to every Change of Control or Prohibited Transaction regardless of whether voluntary or not, or whether or not Lender has consented to any previous Change of Control, Pledge or Prohibited Transaction. For purposes of this Section 7, a "Prohibited Transaction" shall mean any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or other transfer of all or any of the Equipment or any part thereof, other than

SCS Finance I
Equipment Loan
replacements as contemplated by Section 6.I. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not be limited to, (a) an installment sale agreement wherein Borrower agrees to sell the Equipment or any part thereof for a price to be paid in installments; and (b) an agreement by Borrower, other than the Master Lease, leasing all or any part of the Equipment.

      8. TRANSACTION CHARACTERIZATION. It is the intent of the parties hereto that this Agreement and the other Loan Documents are a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Borrower and that the Loan Documents evidence one unitary, unseverable transaction pertaining to the Equipment. It is the intent of the parties hereto that the business relationship created by the Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Borrower and Lender, to make them joint venturers, to make Borrower an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Borrower.

      9. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Borrower (each, an "Event of Default"):

      (1) If any representation or warranty of any of the Borrower Parties set forth in any of the Loan Documents is false in any material respect or if any of the Borrower Parties renders any statement or account which is false in any material respect.

      (2) If any principal, interest or other monetary sum due under any Equipment Note or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lender shall not be entitled to exercise its rights and remedies set forth below unless and until Lender shall have given Borrower notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

      (3) If Borrower fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Borrower to cure within the period provided below after receipt of notice thereof, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which correction or cure an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from Lender. If Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

      (4) If any of the Borrower Parties becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action (and if such petition or Action is involuntary, such petition or Action is not dismissed within 60 consecutive days), or is not generally paying its debts as the same become due.

      (5) If an "Event of Default" has occurred and is continuing under any other Loan Document, any Mortgage Loan Document, the Master Lease, any Related Lease, any Affiliated Borrower Loan Document or there is a breach of default, after the passage of all applicable notice and cure or grace periods, under any of the Other Agreements.

      (6) If a final, nonappealable judgment is rendered by a court against any of the Borrower Parties which (i) has a Material Adverse Effect, or (ii) is in an amount greater than $350,000.00 as to Borrower, or

SCS Finance I
Equipment Loan

$700,000.00 as to any guarantor and not covered by insurance, and, in either case, is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment.

      (7) If the Guaranty shall cease to be in full force and effect or shall be declared to be null, void, invalid or unenforceable by the party signing or issuing it.

      B. Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in Section 9.A, Lender shall have all rights and remedies of a secured party in, to and against the Equipment granted by the UCC and otherwise available at law or in equity, including, without limitation: (1) the right to declare any or all payments due under the Equipment Notes, the other Loan Documents, the Other Agreements and all other documents evidencing the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind, except as otherwise expressly provided herein, and Borrower hereby waives notice of intent to accelerate the Obligations and notice of acceleration; (2) the right to recover all reasonable fees and expenses (including reasonable attorneys' fees) in connection with the collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrower hereunder; (3) the right to act as, and Borrower hereby constitutes and appoints Lender, Borrower's true, lawful and irrevocable attorney-in-fact (which appointment shall be deemed coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Borrower under or with respect to any of the Equipment, and actions taken pursuant to this appointment may be taken either in the name of Borrower or in the name of Lender with the same force and effect as if this appointment had not been made; (4) the right to take immediate and exclusive possession of the Equipment, or any part thereof, and for that purpose, with or without judicial process and notice to the Borrower, enter (if this can be done without breach of the peace) upon any premises on which the Equipment or any part thereof may be situated and remove the same therefrom (provided that if the Equipment is affixed to real estate, such removal shall be subject to the conditions stated in the UCC); (5) the right to hold, maintain, preserve and prepare the Equipment for sale, until disposed of; (6) the right to render the Equipment unusable and dispose of the Equipment; (7) the right to require Borrower to assemble and package the Equipment and make it available to Lender for its possession at a place to be designated by Lender which is reasonably convenient to Lender; (8) the right to sell, lease, hold or otherwise dispose of all or any part of the Equipment; and
(9) the right to sue for specific performance of any Obligations or to recover damages for breach thereof.

      Lender shall be entitled to receive on demand, as additional Obligations hereunder, interest accruing at the Default Rate on all amounts not paid when due under the Equipment Notes or this Agreement until the date of actual payment. Lender shall have no duty to mitigate any loss to Borrower occasioned by enforcement of any remedy hereunder and shall have no duty of any kind to any subordinated creditor of Borrower. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.

      10. APPLICATION OF PROCEEDS; POSSESSION. Should Lender exercise the rights and remedies specified in Section 9 hereof, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys' fees, incurred by Lender as a result of the Event of Default. The remainder of any proceeds, net of Lender's costs and expenses, shall be applied to the satisfaction of the Obligations and any excess paid over to Borrower. Until an Event of Default shall occur, Borrower may retain possession of the Equipment and may use it in any lawful manner not inconsistent with this Agreement, with the provisions of any policies of insurance thereon or the other Loan Documents.

      11. INDEMNITY. A. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs,

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expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable attorneys' fees, court costs and other costs of defense) (collectively, "Losses") (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower's interest in the Equipment or Borrower's failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents), engineers' fees, governmental inspection fees, and costs of investigation imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;
(b) any past, present or threatened injury to, or destruction of, the Equipment, including but not limited to costs to investigate and assess such injury or destruction; (c) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Equipment; or
(d) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. The term "Indemnified Parties" means Lender and any person or entity who is or has been involved in the origination of the Equipment Loans, any person or entity who is or has been involved in the servicing of the Equipment Loans, persons and entities who may hold or acquire or has held a full or partial interest in the Equipment Loans (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Equipment Loans for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, and successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in an Equipment Loan or the Equipment, whether during the term of such Equipment Loan or as a part of or following a foreclosure of the Equipment Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

      B. If an Indemnified Party desires to be indemnified by Borrower with respect to any Loss pursuant to this Section 11, that Indemnified Party shall notify Borrower promptly upon receiving notice of or otherwise learning of the Loss for which indemnification will be sought. The failure or delay of an Indemnified Party to provide notice required by the foregoing sentence shall not release Borrower from its obligations under this Section 11; provided, however, that if an Indemnified Party fails to provide or delays providing such notice to Borrower and such failure or delay shall prejudice in a material adverse manner the ability of Borrower to defend against the claim, cause of action or other proceeding that may result in the Losses for which the Indemnified Party is seeking indemnity, Borrower shall not have any obligation to indemnify the Indemnified Party for such Losses to the extent the delay causes Borrower to be unable to effectively provide a defense of such claims relating to the Losses. If an Indemnified Party notifies Borrower of any claim of proceeding included in, or any investigation or allegation concerning Losses for which Borrower is responsible pursuant to this Section 11, Borrower shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Borrower and approved by the Indemnified Party, in its sole discretion. However, if any such claim, proceeding investigation or allegation involves both Borrower and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there are legal defenses available to it which are inconsistent with those available to Borrower and that as a result the counsel selected to prosecute such defense would have an ethical conflict of interest in its representation of the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, proceeding, investigation or allegation on its own behalf, and Borrower shall pay or reimburse the Indemnified Party for all attorney's fees incurred by the Indemnified Party because of the selection of such separate counsel. If Borrower fails to assume the defense of the Indemnified Party promptly following notification from the Indemnified Party (and in any event fifteen days after Borrower is notified of the applicable claim, proceeding, investigation or allegation), or at any time an Indemnified Party determines in its reasonable discretion that immediate action is necessary to preserve the rights of the Indemnified Party, then the Indemnified Party may take actions as reasonably necessary to contest or defend the claim, proceeding, investigation or allegation at Borrower's expense using counsel selected by the Indemnified Party; provided, that if the Indemnified Party takes such

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immediate action, Borrower may thereafter assume control of any remaining aspects of the defense of such claim, cause of action or proceeding, investigation or allegation as otherwise provided herein. Moreover, if such failure by Borrower continues for thirty days or more after Borrower is notified of any such claim, proceeding, investigation or allegation then the Indemnified Party may elect not to contest or continue contesting such claim, proceeding, investigation or allegation and instead, in accordance with the advice of counsel, settle (or pay in full) any or all claims against the Indemnified Party related thereto without Borrower's consent and without releasing Borrower from any obligations to the Indemnified Party under this Section 11. Except as expressly set forth in the preceding sentence, no Indemnified Party or Borrower shall settle, compromise, permit a default judgment to be entered or agree to the entry of a judgment in or in connection with any claim, cause of action, proceeding, investigation or allegation which could result in Losses without the prior written consent of Borrower and Indemnified Party.

      12. SUBSTITUTION. Borrower shall have the right to substitute the Equipment securing the Equipment Notes at up to twenty percent (20%) of the Premises with Substitute Equipment located at one or more Substitute Premises, subject to the fulfillment of the following conditions:

            (i) The proposed Substitute Equipment must:

                  (1) be suitable for use in connection with a Permitted
            Concept, and in good condition and repair, ordinary wear and tear excepted;

                  (2) be owned by and vested in Borrower, free and clear of all liens and encumbrances; and

                  (3) have a replacement cost no less than the replacement cost of the Equipment to be replaced at the subject Premises on the replacement date, as determined by an appraisal conducted in a manner agreed to by Borrower and Lender.

            (ii) Lender shall have inspected and approved the Substitute Equipment. Borrower shall have reimbursed Lender for all of its costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lender's reasonable third-party and/or in-house inspectors' costs and expenses with respect to the proposed Substitute Equipment, UCC search and litigation search charges, filing and recording charges and expenses, documentary stamps tax and the attorneys' fees and expenses of counsel to Borrower and Lender.

            (iii) Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the proposed Substitute Equipment is owned by Borrower free and clear of all liens and encumbrances, except Permitted Exceptions, which evidence shall include, without limitation, certified UCC financing statement searches;

            (iv) Borrower shall deliver, or cause to be delivered, such legal opinions as Lender may reasonably require with respect to the proposed substitution, all in a form and substance which would be satisfactory to a prudent institutional mortgage loan lender and its counsel. If the Equipment Loan relating to the Equipment to be replaced is part of a Securitization, such opinions shall include, without limitation, an opinion of counsel to the rating agencies which have issued ratings in connection with such Securitization that the substitution does not constitute a "significant modification" of such Equipment Loan under
      Section 1001 of the Internal Revenue Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust;

            (v) no Event of Default shall have occurred and be continuing under any of the Loan Documents which will not be cured by such substitution;

            (vi) Borrower and Lessee shall have executed such documents as are comparable to the security documents executed and delivered at Closing, as applicable (but with such revisions as may be reasonably required by Lender to address matters unique to the Substitute Equipment) or amendments to

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                                       17
      such documents, including, without limitation, an amendment to this Agreement, an amendment to the Master Lease and UCC-1 Financing Statements (the "Substitute Documents"), to provide Lender with a first priority lien on and security interest in the proposed Substitute Equipment, subject only to the Permitted Exceptions for the Substitute Equipment, and all other rights, remedies and benefits with respect to the proposed Substitute Equipment which Lender holds in the Equipment to be replaced, all of which documents shall be in form and substance reasonably satisfactory to Lender;

            (vii) Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the Substitute Documents have been duly authorized, executed and delivered on behalf of the Borrower Parties;

            (viii) the representations and warranties set forth in the Substitute Documents and Section 5 of this Agreement applicable to the proposed Substitute Premises and Substitute Equipment shall be true and correct in all material respects as of the date of substitution, and Borrower shall have delivered to Lender an officer's certificate to that effect; and

            (ix) Borrower shall have delivered to Lender certificates of insurance showing that all insurance required by the Substitute Documents is in full force and effect.

      Upon satisfaction of the foregoing conditions with respect to the release of the Equipment to be replaced:

            (a) the proposed Substitute Equipment shall be deemed substituted for the replaced Equipment;

            (b) the Equipment Loan Amount for the Substitute Equipment shall be the same as for the replaced Equipment;

            (c) the Substitute Equipment shall be included within the definition of "Equipment" as used in this Agreement and shall secure the same Obligations as were secured by the replaced Equipment;

            (d) the Substitute Documents shall be dated as of the date of the substitution; and

            (e) Lender will amend or release, or cause to be amended or released, the lien of this Agreement, the UCC-1 Financing Statements and any other Loan Documents or Mortgage Loan Documents encumbering the replaced Equipment to release the replaced Equipment from the lien of the Loan Documents.

      13.   MISCELLANEOUS PROVISIONS.

      A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement or the other Loan Documents shall be in writing and given by (i) hand delivery,
(ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, with receipt confirmed, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

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

                If to Borrower:        SCS Finance I, L.P.
                                       c/o SCS Finance, Inc.
                                       7616 LBJ Freeway, Suite 300
                                       Dallas, Texas 75251-1100
                                       Attention: General Counsel
                                       Telephone: (972) 367-4000
                                       Telecopy: (972) 367-3724

                    with copies to:

                                       SCS Finance, Inc.
                                       c/o Alon USA LP
                                       7616 LBJ Freeway, Suite 300
                                       Dallas, Texas 75251-1100
                                       Attn:  Chief Financial Officer
                                       Telephone: (972) 367-4000
                                       Telecopy: (972) 367-3726

                If to Lender:          GE Capital Franchise Finance Corporation
                                       17207 North Perimeter Drive
                                       Scottsdale, AZ  85255
                                       Attention: General Counsel
                                       Telephone: (480) 585-4500
                                       Telecopy: (480) 585-2226

or to such other address or telephone number of which notice is properly given in accordance with this provision.

      B. Brokerage Commission. Lender and Borrower represent and warrant to each other that they have dealt with no broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Borrower shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

      C. Waiver and Amendment; Document Review. (1) No provisions of this Agreement or the other Loan Documents shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

      (2) In the event Borrower makes any request upon Lender requiring Lender or Lender's attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any documents or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Borrower shall (x) reimburse Lender promptly upon Lender's demand for all out-of-pocket costs and expenses incurred by Lender in connection with such review and/or preparation, including, without limitation, reasonable attorneys' fees, and (y) pay Lender a reasonable processing and review fee.

      D. Captions. Captions are used throughout this Agreement and the other Loan Documents for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

      E. Lender's Liability. Notwithstanding anything to the contrary provided in this Agreement or the other Loan Documents, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the other Loan Documents by Lender, that (1) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (2) Borrower waives all claims, demands and causes of action against Lender's officers, directors, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and

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

(3) Borrower shall look solely to the assets of Lender for the satisfaction of each and every remedy of Borrower in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

      F. Severability. The provisions of this Agreement and the other Loan Documents shall be deemed severable. If any part of this Agreement or the other Loan Documents shall be held invalid, illegal or unenforceable, the remainder shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

      G. Construction Generally. This Agreement and the other Loan Documents have been entered into by parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and the other Loan Documents and is entered into by both parties in reliance upon the economic and legal bargains contained therein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Borrower and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

      H. Further Assurances. Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents, conveyances, notes, assignments, security agreements, financing statements and assurances as Lender shall from time to time reasonably require to carry into effect the purposes of this Agreement and the other Loan Documents, to perfect any lien or security interest granted in any of the Loan Documents and for the better assuring and confirming of all of Lender's rights, powers and remedies under the Loan Documents.

      I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement or the other Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled.

      J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Borrower and Lender with respect to the subject matter of this Agreement and other Loan Documents. Notwithstanding anything in this Agreement and the other Loan Documents to the contrary, upon the execution and delivery of this Agreement by Borrower and Lender, any bid proposals or loan commitments with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposals or loan commitments.

      K. Forum Selection; Jurisdiction; Venue; Choice of Law. Borrower acknowledges that this Agreement and the other Loan Documents were substantially negotiated in the State of Arizona, this Agreement and the other Loan Documents were executed by Lender in the State of Arizona and delivered by Borrower in the State of Arizona, all payments under the Equipment Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement and the Equipment Notes shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions of this Agreement or the Equipment Note, then, as to those provisions only, the laws of the state(s) where the Equipment is located shall be deemed to apply. Nothing in this

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

Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state(s) in which the Equipment is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

      L. Counterparts. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original.

      M. Assignment by Lender; Binding Effect. Lender may assign in whole or in part its rights under this Agreement. Upon any unconditional assignment of Lender's entire right and interest hereunder in connection with any such Transfer, Participation and/or Securitization, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein (other than the obligation Lender may have under Section 11.B). This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

      N. Survival. Except for the conditions of Closing set forth in Section 3, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Borrower and Lender set forth in this Agreement and the other Loan Documents shall survive the Closing.

      O. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. BORROWER AND Lender HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      P. Estoppel Certificate. At any time, and from time to time, Borrower agrees, promptly and in no event later than fifteen (15) days after a request from Lender, to execute, acknowledge and deliver to Lender a certificate in the form supplied by Lender, certifying as to such information reasonably requested by Lender in connection with this Agreement and the other Loan Documents. If Borrower shall fail or refuse to sign a certificate in accordance with the provisions of this Section within fifteen (15) days following a request by Lender, Borrower irrevocably constitutes and appoints Lender as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

      Q. Transfers, Participations and Securitizations. (1) A material inducement to Lender's willingness to complete the transactions contemplated by the Loan Documents is Borrower's agreement that Lender may, at any time, complete a Transfer, Participation or Securitization with respect to any Equipment Note, this Agreement and/or any of the other Loan Documents or any or all servicing rights with respect thereto.

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

      (2) Borrower agrees to cooperate in good faith with Lender in connection with any such Transfer, Participation and/or Securitization of any Equipment Note, this Agreement and/or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to the Borrower Parties or the Lessee Parties by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, the Borrower Parties and the Lessee Parties shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon the Borrower Parties, the Lessee Parties or the transactions contemplated hereunder, result in any increase in the interest payable by Borrower with respect to any Loans or any change in the maturity, amortization schedule, prepayment rights or premium or collateral with respect to any Loans or the covenants of Borrower under the Loan Documents or any document thereto or result in any requirement that Borrower or Lessee make any payment in addition to those previously agreed to be made by Borrower or Lessee pursuant to the Loan Documents. Lender shall be responsible for preparing at its expense any documents evidencing the amendments referred to in the preceding subitem (ii).

      (3) Borrower consents to Lender providing the Disclosures, as well as any other information which Lender may now have or hereafter acquire with respect to the Equipment or the financial condition of the Borrower Parties or the Lessee Parties to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. Lender and Borrower (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section. However, to the extent that Borrower's (and its Affiliates) attorneys' fees and other out-of-pocket expenses incurred in connection with the performance of their obligations hereunder are in excess of $10,000 in the aggregate, Lender will reimburse Borrower and its Affiliates for all such excess fees and expenses.

      (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents: (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document, any Affiliated Borrower Loan Document, any Mortgage Loan Document, the Master Lease, any Related Lease or any Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document, any Affiliated Borrower Loan Document, any Mortgage Loan Document, the Master Lease, any Related Lease or any Other Agreement which relates to a loan which has been the subject of a Securitization, Participation or Transfer; (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document, any Affiliated Borrower Loan Document, any Mortgage Loan Document, the Master Lease, any Related Lease or any Other Agreement which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document, any Affiliated Borrower Loan Document, any Mortgage Loan Document, the Master Lease, any Related Lease or any Other Agreement which relates to a loan which is included in any other Loan Pool; (c) the Loan Documents, Affiliated Borrower Loan Documents, Mortgage Loan Documents, and any Other Agreements corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Borrower Parties and/or any Affiliated Borrower contained in any Loan Document, any Affiliated Borrower Loan Document, any Mortgage Loan Document or any Other Agreement which does not correspond to a loan in such Loan Pool; and (d) the Loan Documents, Affiliated Borrower Loan Documents, Mortgage Loan Documents and any Other Agreements which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Borrower Parties and/or any Affiliated Borrower contained in any Loan Document, any Affiliated Borrower Loan Document, any Mortgage Loan Document or any Other Agreement which does correspond to a loan in such Loan Pool.

      (5) In the event that at least one, but not all, of the Equipment Loans are included in a Loan Pool, Borrower, at the request of Lender, shall execute
(i) a separate Equipment Loan and Security Agreement with respect to those Equipment Loans included in such Loan Pool, which Equipment Loan and Security Agreement shall be in substantially the same form and substance as this Agreement but shall only apply with respect to those

SCS Finance I
Equipment Loan

Premises corresponding to such Loans (the "Other Loan Agreement"), and (ii) an amendment to this Agreement that shall modify the term "Premises" to delete those Premises corresponding to the Other Loan Agreement from this Agreement. Lender shall prepare, at Lender's expense, the documents contemplated by the preceding sentence. If Borrower shall fail to execute and deliver any of the documents contemplated by this subsection (5) within ten (10) days after Lender's request, Lender shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Borrower to execute and deliver such documents, which appointment is coupled with an interest and is irrevocable and binding.

      R. Confidentiality. (a) Confidential Information may be disclosed to the Permitted Recipients, orally or in writing, by inspection or by permissive observation, or in any other way, but no disclosure will allow the Permitted Recipients to further disclose the Confidential Information or to use it except as permitted by this Agreement. Confidential Information does not include:

            (i) information which was in the public domain, publicly available and publicly known at the time of disclosure, including, without limitation, reports filed by Lessee with the United States Securities and Exchange Commission,

            (ii) information which subsequently becomes public knowledge as a result of a disclosure by Borrower or Lessee, or in any way not involving any breach of this Agreement by Borrower, as of the date of its becoming public, or

            (iii) information which Lender obtains from sources other than Borrower, Lessee or their Affiliates in any manner not involving any breach of this Section by Lender.

      (b) Borrower grants to the Permitted Recipients the nonexclusive right to review and use the Confidential Information in order to understand the operations of Borrower, Lessee and their Affiliates in connection with the transactions contemplated by the Loan Documents. Except as otherwise provided herein or contemplated by subsection (c) below:

            (i) the Confidential Information may not be used for any other purpose or by any Person which is not a Permitted Recipient;

            (ii) Lender will not release or disseminate the Confidential Information, or any part of it, to any Person which is not a Permitted Recipient without specific prior written consent from Borrower; and

            (iii) Lender agrees that in the event it is requested by a judicial, administrative or governmental body or an agency thereof to disclose any of the Confidential Information, it will promptly, insofar as it is practicable to do so, notify Borrower so that Borrower may seek a protective order or other appropriate remedy.

      Lender will in good faith treat the Confidential Information with at least the same care that Lender uses in the protection of its own undisclosed and proprietary information. Lender will advise its Permitted Recipients of the confidential and proprietary nature of the Confidential Information and use reasonable efforts to protect the secrecy of such Confidential Information in accordance with the terms of this Agreement.

      Except as otherwise provided in this Section 12.5, upon the repayment of the Loan, in full, Lender will immediately cease all use of the Confidential Information.

      (c) Notwithstanding the foregoing, nothing in this Section 12.5 shall limit or prevent:

            (i) Any Permitted Recipient from utilizing Confidential Information delivered by Borrower or Lessee for the purposes expressly contemplated by this Section 12.5;

SCS Finance I
Equipment Loan

            (ii) Lender and its Permitted Recipients from disclosing, distributing and/or making Confidential Information available to any Permitted Recipient as necessary in connection with any Transfer, Participation and/or Securitization provided that Lender advises such Permitted Recipients of the confidential nature of such Confidential Information;

            (iii) Any Permitted Recipient from utilizing Confidential Information in connection with the exercise of Borrower's rights and remedies under the Loan Document;

            (iv) Any Permitted Recipient from disclosing Confidential Information as required by court order or subpoena or as otherwise required by any Governmental Authority under applicable law.

                            [SIGNATURE PAGE FOLLOWS]

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Equipment Loan

      IN WITNESS WHEREOF, Borrower and Lender have entered into this Agreement as of the Closing Date.

                           LENDER:

                           GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation

                           By /s/ STEPHEN Y. SCHWANZ
                              --------------------------------------------------
                                 Stephen Y. Schwanz
                                 Senior Vice President

                           BORROWER:

                           SCS FINANCE I, L.P., a Delaware limited partnership

                           By: SCS Finance GP LLC, a Delaware limited liability
                               company, its general partner

                               By: SCS Finance, Inc., its managing member

                                   By /s/ JEFFREY D. MORRIS
                                      ------------------------------------------
                                          Jeffrey D. Morris
                                          President

                           U.S. Federal Tax Identification Number: 71-0902286

                           Organization Identification Number: 3564733

SCS Finance I
Equipment Loan

                                POWER OF ATTORNEY

      Lender may act as attorney-in-fact or otherwise on behalf of Borrower pursuant to Sections 4, 6.K, 9.B(3) and 13.P of this Agreement. This power of attorney is coupled with an interest, is durable and is not affected by subsequent disability or incapacity of the principal or lapse of time.

    /s/ (ILLEGIBLE)            /s/ S.Y.S.                 /s/ J.D.M
    ------------------         -------------------        ---------------------
    Witness                    Lender                     Borrower

                                     WITNESS

      In accordance with the requirements of Arizona Revised Statutes Section 14-5506 and other applicable law, the undersigned has executed this Agreement for the purpose of witnessing the grant of the powers of attorney by Borrower to Lender.

                               /s/ (ILLEGIBLE)
                               -------------------------------


SCS Finance I
Equipment Loan

STATE OF ARIZONA          )
                          ) SS.
COUNTY OF MARICOPA        )

      The foregoing instrument was acknowledged before me on September 27, 2002 by Stephen Y. Schwanz, Senior Vice President of GE Capital Franchise Finance Corporation, a Delaware corporation, on behalf of the corporation.

                                                /s/ DEBBIE L. SUMAN
                                                --------------------------------
                                                Notary Public

My Commission Expires:

  5-5-06                                        [SEAL]
------------------------------------------
STATE OF ARIZONA          )
                          ) SS.
COUNTY OF MARICOPA        )

      The foregoing instrument was acknowledged before me on September 27, 2002 by Jeffrey D. Morris, President of SCS Finance, Inc., a Delaware corporation, Managing Member, on behalf of SCS Finance GP LLC, a Delaware limited liability company, the General Partner on behalf of SCS Finance I, L.P., a Delaware limited partnership, on behalf of the partnership.

                                                /s/ DEBBIE L. SUMAN
                                                --------------------------------
                                                Notary Public

My Commission Expires:

  5-5-06                                        [SEAL]
------------------------------------------

SCS Finance I
Equipment Loan